UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2017

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After receiving the requisite number of votes for approval from the stockholders of Approach Resources Inc. (the “Company”) at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”), the Company executed the Sixth Amendment (the “Sixth Amendment”) to its 2007 Stock Incentive Plan (as amended, the “2007 Plan”), effective June 7, 2017. The Sixth Amendment (i) increases the maximum number of shares available to grant to an individual in a single year by 420,000 shares, (ii) increases the maximum number of shares of common stock that may be subject to nonqualified stock options and stock appreciation rights that may be granted to an individual in a single year by 420,000 shares, and (iii) limits awards under the 2007 Plan to any non-employee director during any calendar year to awards having a value determined on the grant date (computed in accordance with applicable financial accounting rules) of not more than $500,000, when added to all cash paid to the director during the same calendar year.

The foregoing description of the Sixth Amendment is a summary and does not purport to be complete. The foregoing description is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on June 7, 2017, in Fort Worth, Texas, to (i) elect two directors to the class of directors whose respective terms expire at the 2020 Annual Meeting of Stockholders, (ii) approve, on an advisory basis, the compensation of the Company’s named executive officers, (iii) approve, on an advisory basis, the frequency of future advisory votes on the Company’s executive compensation, (iv) approve the Sixth Amendment to our 2007 Stock Incentive Plan and the material terms of the 2007 Stock Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code, and (v) ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Each of these items is more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 25, 2017.

At the close of business on April 13, 2017, the record date for the Annual Meeting, there were 86,284,226 shares of the Company’s common stock issued, outstanding and entitled to vote at the Annual Meeting.

Proposal 1 – Election of Directors

Each of the two nominees for director was duly elected by the Company’s stockholders, with votes as follows:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Alan D. Bell	55,274,480	1,245,469	21,137,740
Morgan D. Neff	55,291,699	1,228,250	21,137,740

Proposal 2 – Advisory Vote on Executive Compensation

With respect to the advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s 2017 proxy statement, the compensation of the Company’s named executive officers was approved, with votes as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
53,963,898	2,215,532	340,519	21,137,740

Proposal 3 – Advisory Vote on Frequency of Future Advisory Votes

With respect to the advisory vote on the frequency of future advisory votes on executive compensation, the votes were as follows:

One Year	Two Years	Three Years	Shares Abstaining	Broker Non-Votes
54,250,165	557,170	1,303,385	409,229	21,137,740

Based on these results, and consistent with the Board of Director’s prior recommendation to the Company’s stockholders in connection with such vote, the Company has determined that, until the next vote on the frequency of advisory votes on executive compensation, the Company will hold an advisory vote on executive compensation every year. In accordance with SEC regulations, the Company must hold a vote on the frequency of advisory votes on executive compensation at least once every six years.

Proposal 4 – Approval of the Sixth Amendment to the 2007 Plan and the Material Terms of the 2007 Plan

The Sixth Amendment to the 2007 Plan and the material terms of the 2007 Plan, as amended, were approved by the Company’s stockholders, with votes as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
52,476,434	3,649,378	394,137	21,137,740

Proposal 5 – Ratification of Independent Registered Public Accounting Firm

The appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified, with votes as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
76,465,231	660,630	531,828	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Sixth Amendment to the Approach Resources Inc. 2007 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ Josh Dazey
Josh Dazey
Vice President, General Counsel

Date: June 7, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sixth Amendment to the Approach Resources Inc. 2007 Stock Incentive Plan.

5